(h)(1)(ii)

Execution Version

Amendment

To

Transfer Agency Services Agreement

(Unified Agreement)

This Amendment To Transfer Agency Services Agreement (“Amendment”), dated as of May 1, 2019 (“Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of the investment companies listed on the signature page to this Amendment (individually, “Investment Company”; collectively, “Investment Companies”), on its own behalf and to the extent the Investment Company has portfolios listed on Exhibit A hereto (individually, “Portfolio”; collectively, “Portfolios”), on behalf of each such Portfolio.

Background

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Investment Companies previously entered into that certain Transfer Agency Services Agreement, dated as of February 25, 2009, several amendments thereto amending Exhibit A, an Adoption Agreement, dated August 2, 2010 and an Amendment To Transfer Agency Services Agreement dated as of January 1, 2019 (collectively, the “Current Unified Agreement”).  The parties intend that the Current Unified Agreement be amended as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.                                      Modifications to Current Unified Agreement.  The Current Unified Agreement is hereby amended by deleting and replacing Exhibit A in its entirety with the Exhibit A attached to this Amendment, dated as of May 1, 2019, between BNYM and the Investment Companies (the Current Unified Agreement as so amended being the “Amended Unified Agreement”).

2.                                      Remainder of Current Unified Agreement.  Except as specifically modified by this Amendment, all terms and conditions of the Current Unified Agreement shall remain in full force and effect.

3.                                      Governing Law.  The governing law provision of the Current Unified Agreement shall be the governing law provision of this Amendment.

4.                                      Entire Agreement.  This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Unified Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.                                      Facsimile Signatures; Counterparts.     This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment To Transfer Agency Services Agreement to be executed by their duly authorized officers as of the Effective Date.

BNY Mellon Investment Servicing (US) Inc.		Voya Equity Trust
Voya Funds Trust
Voya Investors Trust
By:	/s/ Peter G. Rigopoulos	Voya Mutual Funds
Voya Partners, Inc.
Name:	Peter G. Rigopoulos	Voya Prime Rate Trust
Voya Senior Income Fund
Title:	Relationship Executive Director	Voya Separate Portfolios Trust
Voya Variable Insurance Trust
Voya Variable Products Trust

Each on its own behalf and, to the extent applicable, on behalf of each of its Portfolios listed on Exhibit A to the Amended Unified Agreement, each in its individual and separate capacity

		By:	/s/ Kimberly A. Anderson

		Name:	Kimberly A. Anderson

		Title:	Senior Vice President

EXHIBIT A

(Unified Agreement)

(Dated: May 1, 2019)

THIS EXHIBIT A (Unified Agreement) is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly PNC Global Investment Servicing (U.S.) Inc., and the Investment Companies and Portfolios listed below.

Voya Equity Trust
Voya Large-Cap Growth Fund
Voya Large Cap Value Fund
Voya MidCap Opportunities Fund
Voya Multi-Manager Mid Cap Value Fund
Voya Real Estate Fund
Voya SmallCap Opportunities Fund
Voya SMID Cap Growth Fund
Voya U.S High Dividend Low Volatility Fund

Voya Funds Trust
Voya Floating Rate Fund
Voya GNMA Income Fund
Voya High Yield Bond Fund
Voya Intermediate Bond Fund
Voya Short Term Bond Fund
Voya Strategic Income Opportunities Fund

Voya Investors Trust
Voya Balanced Income Portfolio (formerly, VY® Franklin Income Portfolio)
Voya Global Perspectives® Portfolio
Voya Government Liquid Assets Portfolio
Voya High Yield Portfolio
Voya Large Cap Growth Portfolio
Voya Large Cap Value Portfolio
Voya Limited Maturity Bond Portfolio
Voya Retirement Conservative Portfolio
Voya Retirement Growth Portfolio
Voya Retirement Moderate Growth Portfolio
Voya Retirement Moderate Portfolio
Voya U.S. Stock Index Portfolio
VY® BlackRock Inflation Protected Bond Portfolio
VY® Clarion Global Real Estate Portfolio
VY® Clarion Real Estate Portfolio
VY® Invesco Growth and Income Portfolio
VY® JPMorgan Emerging Markets Equity Portfolio
VY® JPMorgan Small Cap Core Equity Portfolio
VY® Morgan Stanley Global Franchise Portfolio
VY® T. Rowe Price Capital Appreciation Portfolio
VY® T. Rowe Price Equity Income Portfolio
VY® T. Rowe Price International Stock Portfolio
VY® Templeton Global Growth Portfolio

Voya Mutual Funds
Voya CBRE Global Infrastructure Fund
Voya CBRE Long/Short Fund
Voya Diversified Emerging Markets Debt Fund
Voya Global Bond Fund

Voya Global Corporate Leaders® 100 Fund
Voya Global Equity Dividend Fund
Voya Global Equity Fund
Voya Global Perspectives® Fund
Voya Global Real Estate Fund
Voya International High Dividend Low Volatility Fund
Voya International Real Estate Fund
Voya Multi-Manager Emerging Markets Equity Fund
Voya Multi-Manager International Equity Fund
Voya Multi-Manager International Factors Fund
Voya Multi-Manager International Small Cap Fund
Voya Russia Fund

Voya Partners, Inc.
Voya Global Bond Portfolio
Voya Index Solution 2020 Portfolio
Voya Index Solution 2025 Portfolio
Voya Index Solution 2030 Portfolio
Voya Index Solution 2035 Portfolio
Voya Index Solution 2040 Portfolio
Voya Index Solution 2045 Portfolio
Voya Index Solution 2050 Portfolio
Voya Index Solution 2055 Portfolio
Voya Index Solution 2060 Portfolio
Voya Index Solution Income Portfolio
Voya International High Dividend Low Volatility Portfolio (formerly, VY® Templeton Foreign Equity Portfolio)
Voya Solution 2020 Portfolio
Voya Solution 2025 Portfolio
Voya Solution 2030 Portfolio
Voya Solution 2035 Portfolio
Voya Solution 2040 Portfolio
Voya Solution 2045 Portfolio
Voya Solution 2050 Portfolio
Voya Solution 2055 Portfolio
Voya Solution 2060 Portfolio
Voya Solution Aggressive Portfolio
Voya Solution Balanced Portfolio
Voya Solution Conservative Portfolio
Voya Solution Income Portfolio
Voya Solution Moderately Aggressive Portfolio
Voya Solution Moderately Conservative Portfolio
VY® American Century Small-Mid Cap Value Portfolio
VY® Baron Growth Portfolio
VY® Columbia Contrarian Core Portfolio
VY® Columbia Small Cap Value II Portfolio
VY® Invesco Comstock Portfolio
VY® Invesco Equity and Income Portfolio
VY® JPMorgan Mid Cap Value Portfolio
VY® Oppenheimer Global Portfolio
VY® Pioneer High Yield Portfolio
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio
VY® T. Rowe Price Growth Equity Portfolio

Voya Prime Rate Trust

Voya Senior Income Fund

Voya Separate Portfolios Trust
Voya Emerging Markets Corporate Debt Fund
Voya Emerging Markets Hard Currency Debt Fund
Voya Emerging Markets Local Currency Debt Fund
Voya Investment Grade Credit Fund
Voya Securitized Credit Fund
Voya Target In-Retirement Fund
Voya Target Retirement 2020 Fund
Voya Target Retirement 2025 Fund
Voya Target Retirement 2030 Fund
Voya Target Retirement 2035 Fund
Voya Target Retirement 2040 Fund
Voya Target Retirement 2045 Fund
Voya Target Retirement 2050 Fund
Voya Target Retirement 2055 Fund
Voya Target Retirement 2060 Fund

Voya Variable Insurance Trust
VY® Goldman Sachs Bond Portfolio

Voya Variable Products Trust
Voya MidCap Opportunities Portfolio
Voya SmallCap Opportunities Portfolio